UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio		45241
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01	Entry into a Material Definitive Agreement

(See ITEM 5.02, below)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 4, 2018, the Chairman of the Board of Directors and Anthony A. Cook executed a Part Time Employment Agreement by and between DCP Holding Company (the “Company”) and Anthony A. Cook, with an effective date of January 1, 2019. The employment agreement provides for a base salary of not less than $10,000 per month. Mr. Cook will not be eligible to participate in the Company’s incentive compensation or benefit plans. This employment agreement continues on a month to month basis until either party provides written notice to the other party of termination of the agreement thirty (30) days prior to termination. Mr. Cook, age 68, has served as President and Chief Executive Officer of Dental Care Plus from February 2001 through December 2018 and President and Chief Executive Officer of the Company from July 2004 through December 2018. Mr. Cook also served as a member of the Board of Directors of the Company from November 2008 through October 2018. With his resignation as the President and Chief Executive Officer effective as of December 31, 2018, Mr. Cook will serve as Assistant to the President for Corporate Development and Strategy.

On December 4, 2018, the Chairman of the Board of Directors and Robert C. Hodgkins, Jr. executed the Fourth Amended and Restated DCP Holding Company Employment Agreement by and between DCP Holding Company (the “Company”) and Robert C. Hodgkins, Jr. to serve as President and Chief Executive Officer of the Company, with an effective date of January 1, 2019. The amended employment agreement provides for an annual base salary of not less than $350,000 and annual bonus eligibility of between 15% and 60% of base salary. This agreement also provides for long term incentive award eligibility equal to 5% of base salary in the form of cash based on continued employment, a monthly automobile allowance and certain severance benefits if Mr. Hodgkins is terminated without good cause or Mr. Hodgkins terminates employment for Good Reason (as defined in the employment agreement). The Employment Agreement continues for a period of one year after the effective date and is automatically extended for successive one year periods. Mr. Hodgkins, age 59, has served as Vice President and Chief Financial Officer of Dental Care Plus from July 2003 through December 2018 and Vice President and Chief Financial Officer of the Company from July 2004 through December 2018.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 10.1	DCP Holding Company Part Time Employment Agreement effective January 1, 2019, dated December 4, 2018*

Exhibit 10.2	Fourth Amended and Restated DCP Holding Company Employment Agreement effective January 1, 2019, dated December 4, 2018*

*	Reflects management contracts or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

/s/ Robert C. Hodgkins, Jr.
Date: December 7, 2018
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer